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                                                                   EXHIBIT 10.49


                       WILLIAMS COMMUNICATIONS GROUP, INC.
                     CHANGE IN CONTROL SEVERANCE PROTECTION
                                     PLAN I

             (as first amended and restated as of July 14, 2002, and
                  as amended and restated as of July 26, 2002)


                                  Introduction

         The Board of Directors of Williams Communications Group, Inc. recognizes that, as is the case with many publicly held companies, there always exists the possibility of a change in control of the Company. This possibility and the uncertainty it creates may result in the loss or distraction of executives of the Company and its subsidiaries to the detriment of the Company and its enterprise value.

         The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its enterprise value. The Board also believes that when a change in control is perceived as imminent, or is occurring, the Board should be able to receive and rely on the executives' highest level of service to benefit the Company and its enterprise value without concern that executives might be distracted or concerned by the personal uncertainties and risks created by a change in control.

         Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of its executives and to ensure the availability of their continued service, notwithstanding the possibility, threat or occurrence of a change in control.

         In order to fulfill the above purposes, and recognizing that executives shall be entitled to rely on the various benefits, the Board adopts, amends and restates the Williams Communications Group, Inc. Change in Control Severance Protection Plan I, effective as of April 18, 2002.

                        SECTION 1. ESTABLISHMENT OF PLAN

         As of the Effective Date, the Company established a severance compensation plan known as the Williams Communications Group, Inc. Change in Control Severance Protection Plan I, as set forth in this document, subject to the next sentence, This Plan shall not take effect unless and until the purchase by Leucadia National Corporation ("LNC") of shares of Common Stock of the Company's reorganized successor in the Chapter 11 Plan shall have been consummated pursuant to and in accordance with the terms and conditions of the Investment Agreement, dated July 26, 2002, by and between the Company, Williams Communications, LLC and LNC. If this Plan does not become effective pursuant to the preceding sentence prior to February 28, 2003, the Plan shall continue in accordance with the terms of the Williams Communications Group, Inc. Change in Control Severance Protection Plan I attached hereto as Exhibit B as if this amended and restated Plan had not been executed. For purposes hereof, the "Chapter 11 Plan" means the



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plan of reorganization of the Company and its wholly owned subsidiary, CG
Austria, Inc., pursuant to a proceeding tinder Chapter 11 of the Bankruptcy Code (II U.S.C. Section 1101, et seq.).

                             SECTION 2. DEFINITIONS

         2.01 Definitions. In addition to the terms defined elsewhere herein, as used herein, the following words and phrases when used with initial capital letters shall have the following respective meanings.

                  2.01.1 "Act" means the Securities Exchange Act of 1934, as amended from time to time,

                  2.01.2 "Affiliate" shall have the meaning ascribed to such term) in Rule 12b-2 of the General Rules and Regulations under the Act.

                  2.01.3 "Base Salary" means the amount a Participant is entitled to receive as salary on an annualized basis, excluding all bonus, overtime and incentive compensation, payable by the Company as consideration for the Participant's service, as in effect on the date immediately preceding termination of employment, or, if higher, as in effect immediately prior to the first occurrence of an event which constitutes Good Reason.

                  2.01.4 "Beneficial Ownership" shall include ownership of:

                           (a) any securities that such Person or any of such
                  Person's Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Act, as in effect on the date of this Plan;

                           (b) any securities (the "Underlying Securities") that
                  such Person or any of such Person's Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the Underlying Securities); and

                           (c) any Securities beneficially owned by persons that
                  are part of a "group" (within the meaning of Rule 13d-5(b) under the Act) with such Person.

                  2.01.5 "Board" means the Board of Directors of the Company.

                  2.01.6 "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred;

                           (a) Any Person, is or becomes the Beneficial Owner,
                  directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or


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                           (b) The following individuals, cease for any reason
                  to constitute a majority of the number of Directors then serving; individuals who, on April 18, 2002, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on April 18, 2002, or whose appointment, election or nomination for election was previously so approved or recommended; provided, however that this paragraph (b) shall not apply solely by virtue of a change in the individuals constituting a majority of the number of directors as implemented pursuant to a consummated plan of reorganization of WCG or WCL in a proceeding under Chapter 11 of the Bankruptcy Code (11 U.S.C. Section 1101, et seq.) ("Bankruptcy Code") where the ownership of the common stock of the Company is transferred only to creditors of the Company; or

                           (c) There is consummated a merger or consolidation of
                  the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (i) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                           (d) The stockholders of the Company approve a plan of
                  complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or (ii) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by former creditors of the Company that received such securities in respect of their claims upon consummation of a plan of reorganization and in accordance with the terms of such plan of reorganization of WCG or WCL in a proceeding under Chapter 11 of the Bankruptcy Code.


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


Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                  2.01.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  2.01.8 "Committee" means the individuals (not fewer than three in number) who, on the date six (6) months before the Change in Control, constitute the Compensation Committee of the Board, plus, in the event that fewer than three (3) individuals are available from the Compensation Committee as constituted on that date, such individuals as may be appointed by the individual or individuals who are so available (including for this purpose any individual or individuals previously so appointed); provided, however, that the maximum number of individuals constituting the Committee shall not exceed five (5).

                  2.01.9 "Company" means WCG and shall include any successor to its business and/or assets, whether by operation of law or otherwise, shall include WCL at any time that the voting securities of WCL are held by any Person other than WCG or its wholly owned Subsidiary, and shall include WCL and any other Subsidiary which has adopted the Plan where the context so requires.

                  2.01.10 "Director" when used in this Plan, means any individual who is a member of the Board of Directors of the Company.

                  2.01.11 "Disability" means a physical or mental incapacity of a Participant which substantially prevents the Participant, after reasonable accommodation, from performing the essential functions of his duties as they existed immediately prior to a Change in Control on a full-time basis for a period of six (6) calendar months out of any twelve (12) consecutive calendar month period and which could reasonably be expected to continue for a period of at least eighteen
         (18) months following such twelve (12) month period.

                  2.01.12 "Effective Date" means April 18, 2002.

                  2.01.13 "Eligible Employees" means those key executives or members of management of the Company (or of a Subsidiary which has adopted the Plan) who are designated in writing as Eligible Employees by the Company on Exhibit A, as it may be amended from time to time by the Company for purposes of this Plan. Although the Company can generally revoke the designation of an individual as an Eligible Employee, such a designation cannot be revoked (other than with the written consent of the affected Eligible Employee):

                           (i)      following a Change in Control, or


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                           (ii)     during the period beginning on the date two
                                    (2) months prior to the Company's signing of any agreement the consummation of which would constitute a Change in Control and ending upon the earlier to occur of:

                                    (1) the second anniversary of a Change in Control; or

                                    (2) a cancellation of such an agreement, provided that the Company does not enter into a similar agreement within the six (6) months following such cancellation, or

                           (iii) during the one-year period commencing April 18, 2002.


         Eligible employees under the Plan shall not be eligible to participate in the Williams Communications Group, Inc. Change in Control Severance Protection Plan II, amended and restated as of December 6, 2001, as amended effective April 18, 2002, and from time to time.

                  2.01.14 "Employer" means the Company or a Subsidiary which has adopted the Plan pursuant to Section 9 hereof.

                  2.01.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  2.01.16 "Good Reason" shall have the meaning set forth in subsection 4.02.1.2 of this Plan.

                  2.01.17 "Incentive Plan" means any and all of the Company's stock, bonus, sales incentive, and other incentive plans in existence now or immediately prior to a Change in Control.

                  2.01.18 "Participant" mean an Eligible Employee who becomes a Participant in accordance with subsection 3.01 hereof.

                  2.01.19 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  2.01.20 "Plan" means the Williams Communications Group, Inc. Change in Control Severance Protection Plan I, as modified pursuant to
         Section 1 hereof, if at all.

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                  2.01.21 "Related Party" means (i) a Subsidiary, (ii) an
         employee or group of employees of the Company or any Subsidiary, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

                  2.01.22 "Retirement" shall have the meaning ascribed to such term in the Company's governing tax-qualified retirement plan applicable to the Participant.

                  2.01.23 "Severance Benefit" means the amounts payable and benefits continued in accordance with Section 4 hereof.

                  2.01.24 "Subsidiary" means any corporation , partnership or joint venture in which the Company, directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock or a majority of the capital or profits interests of such partnership or joint venture.

                  2.01.25 "Target Incentive" means the target incentive established for a Participant under the annual bonus or annual incentive plan in which he participates with respect to the fiscal year in which his termination of employment occurs, or, if higher, with respect to the fiscal year immediately preceding the fiscal year in which occurs the first event which constitutes Good Reason.

                  2.01.26 "WCG" means Williams Communications Group, Inc.

                  2.01.27 "Termination Date" means the date of a termination of employment which gives rise to a Severance Benefit under this Plan.

                  2.01.28 "WCL" means Williams Communications, LLC, a wholly owned subsidiary of Williams Communications Group, Inc.

                             SECTION 3. ELIGIBILITY

         3.01 Participation. Each individual who is an Eligible Employee at the time a Change in Control occurs shall become a Participant at that time,

         3.02 Duration of Participation. A Participant shall cease to be a Participant when he ceases to be employed by the Company or a Subsidiary, unless the termination of the Participant's employment is described in subsection
4.02.1 hereof. A Participant who becomes entitled to payment of a Severance Benefit pursuant to subsections 4.02.1 and 4.03.1 shall remain a Participant until the full amount of the Severance Benefit has been paid to the Participant. Notwithstanding anything to the contrary, an Eligible Employee who is employed by an Affiliate shall be covered by the provisions of this Plan.

                          SECTION 4. SEVERANCE BENEFIT

         4.01 Right to Severance Benefit, Subject to the execution and effectiveness of the agreements required by subsection 4.03.1 hereof, a Participant shall be entitled to receive a


                                      -6-
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Severance Benefit from the Company if a Change in Control has occurred and if, within two (2) years thereafter, the Participant's employment by the Company shall terminate for any reason specified in subsection 4.02.1 hereof, whether the termination is voluntary or involuntary. Notwithstanding anything in this Plan to the contrary, any termination of employment of the Participant with the Company (a) not more than one hundred and eighty (180) days prior to the date on which a Change in Control occurs, or (b) following the commencement of any proceeding that ultimately results in a Change in Control, shall be deemed to be a termination within two (2) years following a Change in Control for purposes of this Plan.

         4.02 Termination of Employment,

                  4.02.1 Terminations That Give Rise to a Severance Benefit Under This Plan.

                           4.02.1.1 Except as set forth in subsection 4.02.2
                  hereof, any termination of employment of a Participant with the Company by action of the Company within two (2) years following a Change in Control (excluding any transfer to a Subsidiary) shall entitle the Participant to a Severance Benefit (subject to the execution and effectiveness of the agreements required by subsection 4.03.1 hereof).

                           4.02.1.2 Any termination of employment of a
                  Participant with the Company by the Participant for Good Reason shall entitle the Participant to a Severance Benefit (subject to the execution and effectiveness of the agreements required by subsection 4.03.1 hereof). For purposes of this Plan, "Good Reason" means the occurrence, within two (2) years following a Change in Control, of any of the following events, unless the Participant has consented thereto;

                                    (i)      a material diminution in the
                                             Participant's duties, authorities
                                             or responsibilities,

                                    (ii)     a material reduction of total
                                             compensation, provided that any
                                             reduction in total compensation due
                                             to a reduction in amounts paid or
                                             payable as compared to amounts paid
                                             or payable in any prior period in
                                             accordance with the terms of the
                                             Annual Incentive Plan shall not
                                             constitute Good Reason,

                                    (iii)    removal from or failure to reelect
                                             the Participant to, any corporate
                                             office of the Company (other than
                                             due to the resignation by the
                                             officer or refusal to accept a
                                             nomination to such office), or

                                    (iv)     the Company has moved the
                                             Participant's principal office more
                                             than 200 miles from its location as
                                             of the effective date of any plan
                                             of reorganization of the Company in
                                             a proceeding under Chapter 11 of
                                             the Bankruptcy Code.


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                  4.02.2 Terminations That Do Not Give Rise to a Severance
         Benefit Under This Plan. If a Participant's employment with the Company is terminated after a Change in Control due to Cause (as defined below), Disability, death, Retirement, or the Sale of a Business (as defined below), the Participant shall not be entitled to a Severance Benefit, regardless of the occurrence of a Change in Control.

                           4.02.2.1 A termination for Cause shall have occurred
                  when a Participant is terminated for (i) gross negligence, recklessness or malfeasance in the performance of the Participant's duties, (ii) commission by the Participant of any criminal act, act or fraud or other material misconduct resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of the Company,
                  (iii) willfully engaging in any conduct relating to the business of the Company that could reasonably be expected to have a materially detrimental effect on the business or financial condition of the Company, (iv) misconduct which materially discredits or damages the Company, or violates the Company's policies or procedures, after the Company has notified the Participant of the actions deemed to constitute non-compliance, (v) the willful and continued failure by the Participant substantially to perform his duties (other than any such failure resulting from his disability), (vi) the Participant's commission of any felony or any crime involving moral turpitude, and (vii) the Participant's regulatory disqualification which prevents, in a material manner, the performance of the Participant's duties.

                           4.02.2.2 A termination due to the Sale of a Business
                  shall have occurred when, within two (2) years of a Change in Control, the Company or the Participant's Employer has sold or otherwise disposed of the Subsidiary, branch or other business unit (or all or substantially all of the assets thereof) in which the Participant was employed before such sale or disposition to any Person, and the Participant has been offered employment with the acquirer of such Subsidiary, branch or unit on substantially the same terms and conditions under which he worked for the Company. Such terms and conditions shall include an agreement or plan binding on such acquirer, providing that upon any termination of employment with the acquirer of the sort described in subsection 4.02.1 hereof within two (2) years of such sale or disposition, the acquirer shall pay to each such former Participant the Severance Benefit that such former Participant would have received under this Plan had he been a Participant at the time of such termination.

         4.03 Severance Benefit,

                  4.03.1 If a Participant's employment is terminated under circumstances described in subsection 4.02.1 hereof, without the necessity of a claim being made under subsection 7.05 hereof, but subject to the execution by the Participant of the agreements described in clauses (x), (y) and (z) of the next sentence (and the effectiveness of such agreements), the Company shall pay such Participant in cash an amount (the "Severance Payment") equal to the amount indicated by the applicable formula on Exhibit A. Such amount shall be paid on or before the later of (i) the tenth (10th) business day following the date such termination takes effect, and (ii) the fifth (5th) business day following the date on which all three of the following agreements have been properly executed by the Participant, returned to the Company and have become effective by their terms: (x) a waiver and release of claims agreement, (y) a non-solicitation agreement, and (z) a confidentiality agreement, each in a form reasonably satisfactory to the Company.

                  4.03.2 A Participant who receives a payment under subsection
         4.03.1 hereof shall receive on the same date, an additional cash payment equal to the Target Incentive that, but for his termination, would have been payable to the Participant under the Company's annual bonus plan for the calendar year of his termination, assuming that all performance targets were met, but prorated based on the portion of the calendar year prior to the Participant's termination of employment. This payment shall be made without the necessity of a claim being made under subsection 7.05 hereof.

                  4.03.3 If a Participant receives a payment under subsection
         4.03.1 hereof, the Company shall continue for the "Deemed Severance Period" (determined in accordance with Exhibit A) after the Participant's termination of employment, to provide medical benefits to the Participant and the Participant's eligible dependents (if any) at least equal, and at no additional cost to the Participant and the Participant's eligible dependents (if any), to those that would have been provided in accordance with the Company's plans and policies in effect immediately prior to the Change in Control if the Participant's employment had not been terminated. If the terms of the plans do not permit continued participation by the Participant or his eligible dependents, the Company shall either arrange for substantially similar coverage or provide the Participant with a cash payment equal to the monetary equivalent thereof. Any continuing obligation by the Company with respect to medical benefits shall be reduced to the extent that the Participant obtains any such coverages and benefits pursuant to a subsequent employer's benefit plans while still receiving coverage from the Company, in which case the Company may reduce any of the coverages and benefits it is required to provide the Participant hereunder, so long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Participant than the coverages and benefits required to be provided hereunder. Any medical benefits that have been paid in lump sum shall not be subject to the foregoing sentence. This subsection 4.03.3 shall not be interpreted so as to limit any benefits to which the Participant, the Participant's dependents or the Participant's beneficiaries may be entitled to under any of the Company's employee benefit plans, programs, or practices following the Participant's termination of employment, including, without limitation, retiree medical benefits.

                  4.03.4 Subject to subsection 4.04 hereof, benefits payable under this Plan shall be paid in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation rights, options, or other benefits which may be owed to a Participant following termination.

                  4.03.5 The Participant shall not be required to mitigate damages or the amount of this Severance Benefit by seeking other employment or otherwise, nor, except as provided in subsection 4.03.3, shall the amount of his Severance Benefit be reduced by

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         any compensation earned by the Participant as a result of employment after his termination of employment with the Company.

         4.04 Exclusive Severance Benefit. Any Severance Benefit which becomes payable to a Participant is in lieu of any other severance, change-in-control severance or termination benefit which might otherwise become payable to the Participant, whether pursuant to the Williams Communications Group, Inc. Change in Control Severance Protection Plan II, the Williams Communications Group, Inc. Severance Protection Plan, or otherwise.

                         SECTION 5. SUCCESSOR TO COMPANY

                  This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) which becomes such on or after a Change in Control has occurred to all or substantially all of the business and/or assets of the Company or WCL in the same manner and to the same extent that the Company or WCL would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor (which becomes such on or after a Change in Control has occurred) would not by the foregoing provision or by operation of law be bound by this Plan, the Company and WCL shall require such successor expressly and unconditionally to assume and agree to perform the Company's and WCL's obligations under this Plan, in the same manner and to the same extent that the Company and WCL would be required to perform if no such succession had taken place.

                 SECTION 6. DURATION, AMENDMENT AND TERMINATION

         6.01 Duration. The Plan shall continue indefinitely unless terminated as provided in subsection 6.02 hereof.

         6.02 Amendment and Termination. Except as set forth below, the Plan may not be amended or terminated at any time. The Plan may be terminated or amended in any respect by a written resolution adopted by a majority vote of the Board at any time except;

                           (i)      following a Change in Control, or

                           (ii)     during the period beginning on the date two
                                    (2) months prior to the Company's signing of any agreement the consummation of which would constitute a Change in Control and ending upon the earlier to occur of:

                                    (1) the second anniversary of a Change in Control; or

                                    (2) a cancellation of such an agreement, provided that the Company does not enter into a similar agreement within the six (6) months following such cancellation, or

                           (iii) during the one-year period commencing April 18, 2002.

Notwithstanding the foregoing, the Plan may be amended from time to time (I) with the unanimous written consent of the Eligible Employees listed on Exhibit A who are then active employees of the Company, or (II) to the extent that such amendment increases the benefits payable under the Plan or otherwise constitutes a bona tide improvement of the rights of Participants and/or Eligible Employees under the Plan or does not affect either Participants or Eligible Employees in any adverse manner without their express written consent thereto.

                            SECTION 7. ADMINISTRATION

         7.01 Allocation of Responsibilities.

                  7.01.1 Board of Directors. The Board shall have exclusive authority and responsibility for:

                           (a) The amendment or termination of this Plan in
                  accordance with subsection 6.02 hereof; and

                           (b) The delegation to the Committee of any authority
                  and responsibility reserved herein to the Board.

                  7.01.2 Committee. The Committee shall serve as plan administrator and shall have exclusive authority and responsibility for those functions set forth in subsection 7.02 hereof, and in other provisions of this Plan.

         7.02 Provisions Concerning the Committee.

                  7.02.1 Membership and Voting. The Committee shall serve as plan administrator. The Committee shall consist of not less than three
         (3) members. The Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, in writing without a meeting, or by telephonic communications. Attendance at a meeting shall constitute waiver of notice thereof A member of the Committee who is a Participant of the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority of the remaining members of the Committee. The Committee shall designate one (1) of its members as the Chairman and shall appoint a Secretary who may, but need not, be a member thereof. The Committee may appoint from its members such subcommittees with such powers as the Committee shall determine.

                  7.02.2 Duties of the Committee. The Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out such terms. The Committee shall execute any certificate, instrument or other written direction on behalf of the Plan and may make any payment on behalf of the Plan, All interpretations of this Plan, and questions concerning its administration and application, shall be determined by the Committee (or its delegate). The Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or a Related Party.

         7.03 Delegation of Responsibilities Bonding.

                  7.03.1 Delegation and Allocation. The Board and the Committee, respectively, shall have the authority to delegate or allocate, from time to time, by a written instrument, all or any part of their responsibilities under this Plan to such person or persons as each may deem advisable and in the same manner to revoke any such delegation or allocation of responsibility. Any action of a person in the exercise of such delegated or allocated responsibility shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board, or the Committee. The Company, the Board, or the Committee shall not be liable for any acts or omissions of any such person, who shall periodically report to the Board or the Committee, as applicable, concerning the discharge of the delegated or allocated responsibilities.

                  7.03.2 Bonding. The members of the Committee shall serve without bond (except as expressly required by federal law) and without compensation for their services as such.

         7.04 Information to be Supplied by the Company. The Company shall provide to the Committee or its delegate such information as it shall from time to time need in the discharge of its duties.

         7.05 Claims Procedure.

                  7.05.1 Initial Claim for Benefits. Each Participant or beneficiary may submit his claim for benefits to the Committee (or to such other person as may be designated by the Committee) in writing in such form as is permitted by the Committee. A Participant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under subsections
         7.05.1 and 7.05.2.

                  When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). A claimant shall be given a written notice in which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the claimant shall be given written notice which shall contain (a) the specific reasons for the denial, (b) references to pertinent plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (d) the claimant's rights to seek review of the denial.

                  7.05.2 Review of Claim Denial. If a claim is denied, in whole or in part, the claimant shall have the right to request that the Committee review the denial, provided that the claimant files a written request for review with the Committee within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Committee. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a Written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

                             SECTION 8. TAX PAYMENTS

         8.01 The Company agrees that it will proactively work with the Executive to identify and implement structures to minimize or eliminate the excise tax as described in Section 8.02.

         8.02 Notwithstanding any provision of this Plan to the contrary, if any amount or benefit to be paid or provided under this Plan would, singly, or in combination with other payments or benefits received or to be received by the Participant from the Company, be an "Excess Parachute Payment," within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Plan shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit provided under this Plan, as so reduced, constitutes an Excess Parachute Payment provided, however, that the foregoing reduction shall be made only f and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided under this Plan and such other payments or benefits, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). The determination of whether any reduction in such payment or benefits to be provided under this Plan is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by the Participant or the Company, by the Company's independent accountants. The fact that the Participant's right to payments or benefits provided under this Plan may be reduced by reason of the limitations contained in this Section 8.02 shall not itself limit or otherwise affect any other rights of the Participant other than pursuant to this Plan. In the event that any payment or benefit intended to be provided tinder this Plan is required to be reduced pursuant to this Section 8.02, the Participant shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 8.02. The Company shall provide the Participant with all information reasonably requested by the Participant to permit the Participant to make such designation. In the event that the Participant fails to make such designation within 10 business days of the Termination Date, the Company may effect such reduction in any manner it deems appropriate.

                       SECTION 9. PARTICIPATING EMPLOYERS

         This Plan may be adopted by any Subsidiary or Affiliate. Upon such adoption, the Subsidiary or Affiliate shall become an Employer and the provisions of the Plan shall be fully applicable to the employees of that Subsidiary or Affiliate who are designated by the Company as Eligible Employees in accordance with subsection 2.01.13 hereof and become Participants in accordance with subsection 3.01 hereof This Plan established and vests in each Participant a contractual right to the benefits to which he may become entitled hereunder, enforceable by the Participant against his Employer. The Company agrees unconditionally to guarantee the performance by, and obligation of; each Employer under the Plan.

                           SECTION 10. MISCELLANEOUS

         10.01 Payment Obligations Absolute. The Company's obligation to pay any amounts or to provide benefits continuation or any other benefits described in subsection 4.03 hereof shall be absolute and unconditional (except as expressly stated in this Plan) arid shall not be affected by any circumstances, including, without limitation, any set-off; counterclaim, recoupment, defense or other right which the Company or any of its Subsidiaries may have against any Participant.

         10.02 Indemnification. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by the Plan, the Company shall pay for all reasonable legal fees and expenses incurred by such Participant.

         10.03 Employment Status. The Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation to retain the Participant as an employee of the Company or a Subsidiary, to change the status of the Participant's employment, or to change the policies of the Company or its Subsidiaries regarding termination of employment.

         10.04 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.05 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of Delaware, without regard to choice of law principles.

         10.06 Withholding of Taxes. The Company or its Subsidiaries may withhold from any amounts payable under the Plan all federal, state, city and/or other taxes as shall be legally required.

         10.07 Obligations Unfunded. All benefits due a Participant under this Plan are unfunded and unsecured and are payable out of the general funds of the Company. The Company and/or one or more Subsidiaries may establish a "grantor trust" for the payment of benefits and obligations hereunder, provided however; that the grantor shall remain responsible for the payment of any such benefits and obligations which are not so paid by any such trust.

         10.08 Construction. For purposes of this Plan, the following rules of construction shall apply;

                  10.08.1 No action or failure to act on the Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company or a Subsidiary.

                  10.08.2 The word "or" is used as a disjunctive but not necessarily exclusively, as the context may require.

                  10.08.3 Words in the singular include the plural; words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other and neuter genders.

         This amended and restated Plan was adopted by the Company as of the 18th day of April, 2002 and amended and restated as of July 14, 2002. The changes made in this amendment and restatement are effective as of the 26th day of July 2002.

                                         WILLIAMS COMMUNICATIONS GROUP, INC.


Date: July 26, 2002                      By: /s/ GERALD L. CARSON
                                             ---------------------------
                                             GERALD L. CARSON
                                             Chief People Officer

         Williams Communications, LLC adopted the Plan as of the 18th day of April, 2002, as provided in Section 9. The changes made in this amendment and restatement are effective as of the 26th day of July 2002.

                                         WILLIAMS COMMUNICATIONS , LLC


Date: July 26, 2002                      By: /s/ GERALD L. CARSON
                                             ---------------------------
                                             GERALD L. CARSON
                                             Chief People Officer

                                    EXHIBIT A

                               ELIGIBLE EMPLOYEES
                           DEEMED SEVERANCE PERIOD AND
                        CALCULATION OF SEVERANCE PAYMENT


                                                                     Deemed
     Name and Title                 Applicable Formula          Severance Period
--------------------------   -------------------------------   ------------------

General Counsel, P. David    3 times the sum of Base Salary     3 years
Newsome, Jr.                 plus Target Incentive

Senior Management Group:     2 times the sum of Base Salary     2 years
                             plus Target Incentive
Matthew W. Bross

Jeffrey K. Storey

Howard S. Kalika